UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 8, 2016

Date of Report (Date of earliest event reported)

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Hunter Road

San Marcos, Texas 78666

(Address of principal executive offices)

(713) 817-2675

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 8, 2016, Quantum Materials Corp. (the “Company”) signed a $9.75 million purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), an Illinois limited liability company. The Company also entered into a registration rights agreement (the “RRA”) with Lincoln Park whereby the Company agreed to file a registration statement related to the transaction with the U.S. Securities and Exchange Commission (“SEC”) covering the shares of the Company’s common stock that may be issued to Lincoln Park under the Purchase Agreement.

After the SEC has declared effective the registration statement related to the transaction, we have the right, in our sole discretion, over a 36-month period to sell shares of common stock to Lincoln Park in amounts up to 200,000 shares per regular sale, which may be increased to up to 350,000 shares depending on certain conditions as set forth in the Purchase Agreement, up to the aggregate commitment of $9.75 million (“Regular Purchases”). In addition to Regular Purchases and subject to the terms and conditions of the Purchase Agreement, the Company in its sole discretion may direct Lincoln Park on each purchase date to make “accelerated purchases” on the following business day as provided in Purchase Agreement. The Company and Lincoln Park shall not effectuate any Regular Purchase under the Purchase Agreement on any purchase date that the closing sale price of the Company’s common stock is less than $0.12.

There are no upper limits on the per share price Lincoln Park may pay to purchase our common stock, however the Company may not sell more than $500,000 in shares of common stock to Lincoln Park per Regular Purchase. The sale price of the shares related to the $9.75 million of future funding will be based on the then prevailing market prices of the Company’s shares without any discount and will be fixed and known to the Company at the time of the sales. Furthermore, the Company controls the timing and amount of any future sales, if any, of shares of common stock to Lincoln Park.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock.

In consideration for entering into the Purchase Agreement, we issued to Lincoln Park 1,750,000 shares of our common stock as a commitment fee. The Purchase Agreement may be terminated by us at any time at our discretion without any cost to us. The proceeds received by the Company under the Purchase Agreement are expected to be used for any corporate purpose at the sole discretion of the Company.

The foregoing description of the Purchase Agreement and the RRA are qualified in their entirety by reference to the full text of the Purchase Agreement and the RRA, a copy of each of which is attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated as of November 8, 2016, by and between the Company and Lincoln Park Capital Fund, LLC

10.2	Registration Rights Agreement, dated as of November 8, 2016, by and between the Company and Lincoln Park Capital Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2016

QUANTUM MATERIALS CORP.

By:	/s/ Craig Lindberg
Name:	Craig Lindberg
Title:	Chief Financial Officer